Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of PANACEA LIFE SCIENCES HOLDINGS, Inc. (the “Company”) on Form 10-Q/A for the quarter ended June 30, 2021 filed with the Securities and Exchange Commission (the “Report”), I, Leslie Buttorff, Chief Executive Officer, and I, Nathan Berman, Principal Accounting, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Date: December 20, 2021

/s/ Leslie Buttorff
Leslie Buttorff
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)